UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2009

Citigroup Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9924	52-1568099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, New York 10043
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 559-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 31, 2009, Citigroup Inc. (“Citi”) and Morgan Stanley consummated the previously announced combination of Morgan Stanley’s Global Wealth Management Group and Citi’s Smith Barney, Quilter in the UK, and Smith Barney Australia into a new joint venture called Morgan Stanley Smith Barney Holdings LLC (“MSSB Holdings”).  In connection with the closing, Citi, Morgan Stanley and MSSB Holdings entered into an Amended and Restated Joint Venture Contribution and Formation Agreement (the “Amended Contribution Agreement”), dated as of May 29, 2009, which amends the Joint Venture Contribution and Formation Agreement, dated as of January 13, 2009 (the “Contribution Agreement”).  Among other things, the Amended Contribution Agreement amends the Contribution Agreement to provide for an “introducing broker” structure for a period of time after the closing of the combination.  The Amended Contribution Agreement also provides that, subject to the receipt of necessary governmental and third-party approvals, Citi will transfer its managed futures business, which was not part of the original transaction, to MSSB Holdings, and Morgan Stanley will pay Citi $214.2 million in connection with this additional transfer.  The parties expect to close this additional transfer in the near future.  The foregoing description of the Amended Contribution Agreement is qualified in its entirety by the complete text of the Amended Contribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Also on May 31, 2009, Citi and Morgan Stanley entered into the Amended and Restated Limited Liability Company Agreement of MSSB Holdings (the “LLC Agreement”) which provides for the management, governance and other matters related to MSSB Holdings.  The terms of the LLC Agreement previously described in the Company’s Current Report on Form 8-K filed on January 16, 2009 are materially unchanged.  The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement.

Forward-Looking Statements

Statements about the expected effects, timing, benefits, financial and operating results, synergies and cost savings related to the joint venture and all other statements in this report, other than historical facts, constitute forward-looking statements.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations.  Any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated.  These forward-looking statements are subject to numerous risks and uncertainties.  For a discussion of additional risks and uncertainties that may affect the future results of Citi, please see Citi’s periodic reports filed with the Securities and Exchange Commission and available on www.sec.gov.

Item 8.01.   Other Matters.

On June 1, 2009, Citi and Morgan Stanley issued a joint press release announcing the consummation of the transactions forming the joint venture.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Joint Venture Contribution and Formation Agreement, dated May 29, 2009, by and among Citigroup Inc., Morgan Stanley and Morgan Stanley Smith Barney Holdings LLC.
99.1	Joint Press Release of Morgan Stanley and Citigroup Inc., dated June 1, 2009.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Joint Venture Contribution and Formation Agreement, dated May 29, 2009, by and among Citigroup Inc., Morgan Stanley and Morgan Stanley Smith Barney Holdings LLC.
99.1	Joint Press Release of Citigroup Inc. and Morgan Stanley, dated June 1, 2009.